EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Loss Margin) and Reconciliation of Adjusted EBITDA to Net Loss Margin

	Quarter ended June 30,		Year ended June 30,

(in millions, unaudited)	2007	2008	2007	2008

Adjusted EBITDA	$58.2	$66.3	$245.0	$266.4
Total revenues	651.1	716.6	2,580.7	2,790.7

Adjusted EBITDA Margin	8.9%	9.3%	9.5%	9.5%

Adjusted EBITDA	$58.2	$66.3	$245.0	$266.4
Interest, net	(31.2)	(28.7)	(123.8)	(122.1)
Income tax benefit (expense)	1.2	(1.7)	11.6	(1.7)
Depreciation and amortization	(32.3)	(34.2)	(118.6)	(131.0)
Minority interests	(0.6)	(0.7)	(2.6)	(3.0)
Gain (loss) on disposal of assets	0.2	(0.1)	4.1	(0.9)
Equity method income	0.1	0.2	0.9	0.7
Stock compensation	(0.5)	(0.6)	(1.2)	(2.5)
Monitoring fees and expenses	(1.3)	(1.3)	(5.2)	(6.3)
Impairment loss	–	–	(123.8	–
Loss from discontinued operations, net of taxes	(3.4)	–	(19.1)	(0.3

Net loss	$(9.6)	$(0.8)	$(132.7)	$(0.7)
Total revenues	$651.1	$716.6	$2,580.7	$2,790.7

Net loss margin	(1.5)%	(0.1)%	(5.1)%	(0.1)%